SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 12, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Huffy Corporation (the “Company”) announced that Paul R. D’Aloia resigned as a director of the Company effective October 12, 2004.  Effective August 27, 2004, Thomas C. Sullivan was elected Chairman of the Company’s Board of Directors.

Item 7.01  Regulation FD Disclosure.

The Company announced that Paul R. D’Aloia resigned as a director of the Company effective October 12, 2004.  Effective August 27, 2004, Thomas C. Sullivan was elected Chairman of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: October 12, 2004	By: /s/ Robert W. Lafferty Robert W. Lafferty Senior Vice President – Finance, Chief Financial Officer and Treasurer